UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2025
CASTELLUM, INC.
(Exact name of Registrant as specified in its charter)

Nevada	001-41526	27-4079982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3 Bethesda Metro Center, Suite 700
Bethesda, MD 20814
(Address of principal executive offices, including zip code)
301-961-4895
(Registrant’s telephone number, including area code)
Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CTM	NYSE American LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01    Entry into a Material Definitive Agreement.
On March 16, 2025 Castellum, Inc. (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with several institutional investors named on the signature pages thereto (the “Purchasers”), pursuant to which the Company agreed to sell and issue to the Purchasers, in a public offering that included certain additional other purchasers, an aggregate of 4,500,000 units (the "Units" with each Unit consisting of one (1) share of common stock, par value $0.0001 ("Common Stock"), and one (1) warrant to purchase one share of Common Stock (the “Warrant”, or collectively, the "Warrants"), at a purchase price of $1.00 per Unit, for aggregate gross proceeds to the Company of $4.5 million, before deducting the placement agent fees and estimated offering expenses payable by the Company (the “Offering”). Each Warrant is exercisable into shares of Common Stock at $1.08 and expires sixty (60) days following issuance, subject to the terms and conditions set forth therein.
The Units are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-284205), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on January 24, 2025, and a related prospectus supplement, dated March 17, 2025, related to the Offering. The Purchase Agreement contains customary representations, warranties, and agreements of the Company and the Purchaser and customary indemnification rights and obligations of the parties. Pursuant to the Purchase Agreement, the Company agreed for a period of sixty (60) days following the closing of the offering not to issue, enter into an agreement to issue or announce the issuance or proposed issuance of shares of Common Stock or any Common Stock Equivalent (as defined in the Purchase Agreement), subject to certain exceptions described in the Purchase Agreement. The sixty (60) day standstill period is extended by thirty (30) days in the event more than fifty percent (50%) of the Warrants are exercised prior to their expiration date. The Company has also agreed for a period of six months following the date of the Purchase Agreement not to enter into a Variable Rate Transaction (as defined in the Purchase Agreement), subject to certain exceptions described in the Purchase Agreement. Pursuant to the Purchase Agreement the Company's directors and officers agreed to be subject to a lock-up period of sixty (60) days following the closing of the Offering.
The Company entered into a Warrant Agent Agreement (the "Warrant Agent Agreement") with Nevada Agency and Transfer Company ("NATCO"). The Warrants will be maintained by NATCO in accordance with the terms and conditions set forth therein.
The Offering closed on March 18, 2025.
Pursuant to a placement agency agreement dated as of March 16, 2025 (the “Placement Agency Agreement”), the Company engaged Maxim Group LLC (“Maxim”) to act as the lead placement agent in connection with the Offering. The Company has agreed to pay Maxim a cash fee equal to (i) 7.0% of the aggregate gross proceeds from the sale of the Units and 3.5% of the aggregate proceeds from the exercise of the Warrants and (ii) reimburse Maxim for all reasonable and documented out-of-pocket expenses, including the reasonable fees, costs, and disbursements of its legal counsel of $60,000.
The foregoing descriptions of the Purchase Agreement, Placement Agency Agreement, Form of Warrant Agreement, and Warrant Agent Agreement are qualified in their entirety by reference to the full text of the forms thereof, which are attached as Exhibits 10.1, Exhibit 10.2, Exhibit 4.1, and and 10.3 respectively hereto and incorporated by reference herein.
A copy of the opinion of Lucosky Brookman LLP relating to the validity of the Shares and Warrants is filed herewith as Exhibit 5.1.
Item 8.01    Other Events.
On March 14, 2025, the Company issued a press release announcing a proposed public offering of the Company's Common Stock. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On March 16, 2025, the Company issued a press release announcing the pricing of the $4.5 Million Offering of Common Stock and Warrants. The full text of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
On March 17, 2025, the Company issued a press release announcing its subsidiary, Global Technology and Management Resources, Inc. achieves CCMI level three appraisal. The full text of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Exhibit Title
4.1	Form of Warrant

5.1	Opinion of Lucosky Brookman LLP

10.1	Form of Securities Purchase Agreement

10.2	Placement Agency Agreement dated March 16, 2025, by and between Castellum, Inc. and Maxim Group LLC

10.3	Warrant Agent Agreement dated March 17, 2025

99.1	Press Release dated March 14, 2025

99.2	Press Release dated March 16, 2025

99.3	Press Release dated March 17, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASTELLUM, INC.

Date: March 18, 2025	By:	/s/ Glen R. Ives
	Name:	Glen R. Ives
	Title:	Chief Executive Officer (Principal Executive Officer)